UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2015

IMPRIMIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35814	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12264 El Camino Real, Suite 350
San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 704-4040

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On January 1, 2015, Imprimis Pharmaceuticals, Inc. (the “Company”) competed the acquisition of all of the outstanding capital stock of South Coast Specialty Compounding, Inc. D/B/A Park Compounding (“Park”) from Dennis Saadeh and Tina Sulic-Saadeh (the “Sellers,” and such transaction, the “Acquisition”), pursuant to a Stock Purchase Agreement, dated November 26, 2014, by and among the Company, the Sellers, Park and the Seller Representative (as defined therein) (the “Purchase Agreement”). Park is a compounding pharmacy accredited by the Pharmacy Compounding Accreditation Board and is located in Irvine, California.

On January 1, 2015 (the “Closing Date”), in connection with the closing of the Acquisition (the “Closing”), the Company paid to the Sellers an aggregate cash purchase price of $3,000,000, net of fees and expenses, subject to adjustment based on the final calculation of Park’s working capital and certain other financial information, and issued to the Sellers 63,525 shares of its common stock valued at $500,000 based on the average closing price of the common stock for the ten (10) trading days preceding the Closing. In addition, the Company is obligated to make twelve (12) quarterly cash payments collectively to the Sellers of $53,125 each over the three years following the Closing, totaling $637,500; provided that the Sellers will have the option to receive the last six (6) of such payments, totaling up to an aggregate of $318,750, in the form of such number of shares of the Company’s common stock determined based on the average closing price of the common stock for the ten (10) trading days preceding the Closing Date. All shares of common stock issued or issuable in connection herewith constitute a private placement exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder.

In connection with the Acquisition, Mr. Saadeh has entered into an Employment Agreement with the Company, effective as of January 1, 2015, to act as Senior Director of Corporate Development of Park. In addition, an affiliate of and controlled by the Sellers has entered into a Commercial Lease Agreement, dated as of January 1, 2015, to lease certain premises to Park.

The above description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement. The representations and warranties contained in the Purchase Agreement were made only for the purposes of the Purchase Agreement as of specific dates and may have been qualified by certain disclosures between the parties and a contractual standard of materiality different from those generally applicable to stockholders, among other limitations. The representations and warranties were made for the purposes of allocating contractual risk between the parties to the Purchase Agreement and should not be relied upon as a disclosure of factual information relating to the Company or Park. The Purchase Agreement is filed as Exhibit 2.1 of the Company’s Form 8-K filed on December 2, 2014 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial information required by this item, if any, with respect to the Acquisition, will be filed as soon as practicable, and in any event within the timeframe required by Form 8-K.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item, if any, with respect to the Acquisition, will be filed as soon as practicable, and in any event within the timeframe required by Form 8-K.

(d) Exhibits

Exhibit	Description

2.1	Stock Purchase Agreement, dated as of November 26, 2014 between Imprimis Pharmaceuticals, Inc., Dennis Saadeh and Tina Sulic-Saadeh (as Sellers), South Coast Specialty Compounding, Inc., and Seller Representative (as defined therein).* (Incorporated by reference to Exhibit 2.1 of the Company’s 8-K filed on December 2, 2014)

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPRIMIS PHARMACEUTICALS, INC.

Dated: January 6, 2015	By:	/s/ Andrew R. Boll
	Name:	Andrew R. Boll
	Title:	Vice President, Accounting and Public Reporting

EXHIBIT INDEX

Exhibit	Description

2.1	Stock Purchase Agreement, dated as of November 26, 2014 between Imprimis Pharmaceuticals, Inc., Dennis Saadeh and Tina Sulic-Saadeh (as Sellers), South Coast Specialty Compounding, Inc., and Seller Representative (as defined therein).* (Incorporated by reference to Exhibit 2.1 of the Company’s 8-K filed on December 2, 2014)